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                                                                    Exhibit 10.5


                    [LETTERHEAD OF ASBURY AUTOMOTIVE GROUP]



This agreement is entered into as of February 8, 2002 between Asbury Automotive Group L.L.C. ("Asbury") and Thomas Gibson ("Executive"), a key employee of Asbury, in order to provide for an agreed-upon compensation in the event that the Executive's employment is terminated as defined in this agreement. This agreement will become effective upon the completion of an initial public offering of shares of stock of Asbury (or its successor) (the "Effective Date").

1.       SEVERANCE PAY ARRANGEMENT

         If a Termination (as defined below) of Executive's employment occurs at any time on or after the Effective Date, Asbury will pay Executive 12 months of Executive's base salary, but no less than $250,000 as of the date of Termination as Severance Pay. Payment (subject to required withholding) will be made by Asbury to Executive monthly on the regular payroll dates of Asbury starting with the date of Termination.

         If Executive participates in a bonus compensation plan at the date of Termination, Severance Pay will also include a portion of the target bonus for the year of Termination in an amount equal to the target bonus multiplied by the percentage of such year that has expired through the date of Termination.

         In addition, Executive shall be entitled for up to 12 months following the date of Termination to continue to participate at the same level of coverage and Executive contribution in any health, dental, disability and life insurance plans, as may be amended from time to time, in which Executive was participating immediately prior to the date of Termination. Such participation will terminate 30 days after Executive has obtained other employment under which Executive is covered by equal benefits. The Executive agrees to notify Asbury promptly upon obtaining such other employment. At the option of the executive, COBRA coverage will be available, as provided by company policy, at the termination of extended benefits as provided in this section.


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2.       DEFINITION OF TERMINATION TRIGGERING SEVERANCE PAY

         A "Termination" triggering the Severance Pay set forth above in Section 1 is defined as (1) termination of Executive's employment by Asbury for any reason, except death, disability or "cause", or (2) voluntary termination by Executive because of (A) mandatory relocation of Executive's current principal place of business to a location more than 50 miles away, or (B) Asbury's reduction of Executive's base salary, or
         (C) any material diminution of Executive's duties or job title, except in a termination for "cause", death, disability, retirement or voluntary resignation. The definition of "cause" is: (1) Executive's gross negligence or gross misconduct in carrying out Executive's duties resulting in either case in material harm to Asbury; or (2) Executive being convicted of a felony; or (3) Executive's breach of Sections 3, 4 or 5 below or (4) Executive's willful and continued failure to perform substantially the executive's duties with the company.

3.       CONFIDENTIAL INFORMATION NONDISCLOSURE PROVISION

         During and after employment with Asbury, Executive agrees not to disclose to any person (other to an employee or director of Asbury or any affiliate and except as may be required by law) and not to use to compete with Asbury or any affiliate any confidential or proprietary information, knowledge or data that is not in the public domain that was obtained by Executive while employed by Asbury with respect to Asbury or any affiliate or with respect to any products, improvements, customers, methods of distribution, sales, prices, profits, costs, contracts, suppliers, business prospects, business methods, techniques, research, trade secrets or know-how of Asbury or any affiliate (collectively, "Confidential Information"). In the event that Executive's employment ends for any reason, Executive will deliver to Asbury all documents and data of any nature pertaining to Executive's work with Asbury and will not take any documents or data or any reproduction, or any documents containing or pertaining to any Confidential Information. Executive agrees that in the event of a breach by Executive of this provision, Asbury shall be entitled to inform all potential or new employers of this provision and obtain injunctive relief and damages which may include recovery of amounts paid to Executive under this agreement.

4.       NON-SOLICITATION OF EMPLOYEES

         Executive agrees that for a period of one year from Executive's last day of employment with Asbury, Executive shall not directly or indirectly solicit for employment or employ any person who, at any time during the preceding 12 months, is or was employed by Asbury or any affiliate or induce or attempt to persuade any employee of Asbury or any affiliate to terminate their employment relationship. Executive agrees that in the event of a breach by Executive of this provision, Asbury shall be entitled to inform all potential or new employers of this provision and obtain injunctive relief and damages which may include recovery of amounts paid to Executive under this agreement.


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5.       COVENANT NOT TO COMPETE

         While Executive is employed by Asbury, Executive shall not directly or indirectly engage in, participate in, represent or be connected with in any way, as an officer, director, partner, owner, employee, agent, independent contractor, consultant, proprietor or stockholder (except for the ownership of a less than 5% stock interest in a publicly-traded corporation) or otherwise, any business or activity which competes with the business of Asbury or any affiliate unless expressly consented to in writing by the Chief Executive Officer of Asbury (collectively, "Covenant Not To Compete").

         In the event that Executive's employment ends for any reason, the provisions of the Covenant Not To Compete shall remain in effect for one year following the date of Termination except that the prohibition above on "any business or activity which competes with the business of Asbury or any affiliate" shall be limited to Autonation, Sonic, Lithia, United Auto Group and other competitive groups of similar size. Executive shall disclose in writing to Asbury the name, address and type of business conducted by any proposed new employer of Executive if requested in writing by Asbury. Executive agrees that in the event of a breach by Executive of this Covenant Not To Compete, Asbury shall be entitled to inform all potential or new employers of this Covenant and to obtain injunctive relief and damages which may include recovery of amounts paid to Executive under this agreement.

                               GENERAL PROVISIONS

         A.       EMPLOYMENT IS AT WILL

                  The Executive and Asbury acknowledge and agree that Executive is an "at will" employee, which means that either the Executive or Asbury may terminate the employment relationship at any time, for any reason, with or without cause or notice, and that nothing in this agreement shall be construed as an express or implied contract of employment.

         B.       EXECUTION OF RELEASE

                  As a condition to the receipt of the Severance Pay payments and benefits described in section 1 above, Executive agrees to execute a release of all claims arising out of the Executive's employment or its termination, including but not limited to any claim of discrimination, harassment or wrongful discharge under local, state or federal law.


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         C.       OTHER PROVISIONS

                  This agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Executive and Asbury, including any successor to Asbury.

                  The headings and captions are provided for reference and convenience only and shall not be considered part of this agreement.

                  If any provision of this agreement shall be held invalid or unenforceable, such holding shall not affect any other provisions, and this agreement shall be construed and enforced as if such provisions had not been included.

                  This agreement supersedes any and all agreements between Asbury and Executive relating to payments upon termination of employment or severance pay and may only be modified in writing signed by Asbury and Executive.

                  On the Effective Date, this Agreement shall supersede, terminate and replace any other agreement (whether written or oral) as related to the subject matter contained herein (including, without limitation, the contract dated January 1, 2001 between Executive and Asbury) that was entered into prior to the date first written above. Other than the benefits set forth herein, Executive shall not be entitled to any other compensation or benefit in the event of employment termination.

                  This agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

                  AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:


                  BY EXECUTIVE                 BY ASBURY AUTOMOTIVE
                                               GROUP L.L.C.

                  /s/ Thomas R. Gibson         /s/ Kenneth Gilman
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                  PRINT NAME:                  PRINT NAME AND TITLE:

                  Thomas R. Gibson             Kenneth Gilman
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